Exhibit 24.1


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CORCOM, INC., an Illinois corporation (the "Company"), does hereby constitute and appoint Werner E. Neuman, Thomas J. Buns and Walter Roth, and each of them severally, the true and lawful attorneys and agents of the undersigned, each with full power to act without any other and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the filing under the Act of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and all related matters including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below to said Form 10-K to be filed with the Securities and Exchange Commission, to any and all amendments to said Form 10-K, and to any and all instruments or documents filed as part of or in connection with any of the foregoing and any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 6th day of March, 1997.

Capacities                                        Signatures

President and Director                            s/s Werner E. Neuman
(Principal Executive Officer)                     Werner E. Neuman

Vice President and Treasurer                      s/s Thomas J. Buns
(Principal Financial and Accounting Officer)      Thomas J. Buns

Director                                          s/s Carolyn A. Berry
                                                  Carolyn A. Berry

Director                                          s/s  Herbert L. Roth
                                                  Herbert L. Roth

Director                                          s/s James A. Steinback
                                                  James A. Steinback

Director                                          s/s Gene F. Straube
                                                  Gene F. Straube

Director                                          s/s  Renato Tagiuri
                                                  Renato Tagiuri